UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                                 March 17, 1999
                Date of Report (Date of earliest event reported)


                            COVOL TECHNOLOGIES, INC.
             (Exact name of Registrant as specified in its charter)


            Delaware                      0-27808             87-0547337
--------------------------------- ------------------------ ---------------------
(State or other jurisdiction of   (Commission File Number)   (IRS Employer
         incorporation)                                    Identification No.)


                              3280 N. Frontage Road
                                 Lehi, UT 84043
                    (Address of principal executive offices)
                                   (Zip Code)


                                 (801) 768-4481
              (Registrant's telephone number, including area code)


                                 Not Applicable
         (Former name or former address, if changed since last report.)

Certain statements in this Report constitute forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. As such, actual results may vary materially from current expectations. For a discussion of certain of the factors that could cause actual results to differ from expectations, please see the information set forth under the caption entitled "Forward Looking Statements" in ITEM 2 of Covol's Quarterly Report on Form 10-Q for the quarter ended December 31, 1998. There can be no assurance that Covol's results of operations will not be adversely affected by such factors. Covol undertakes no obligation to revise or publicly release the results of any revision to these forward looking statements. Readers are cautioned not to place undue reliance on these forward looking statements, which reflect management's opinion only as of the date hereof.


Item 5.           Other Events

On March 17, 1999, Covol completed a financing transaction (the "Financing") with OZ Master Fund, Ltd., an affiliate of the Och-Ziff Capital Management Group. The Financing consisted of the issuance of $20,000,000 of convertible secured debt, issued at a 50% discount, and the issuance of $6,000,000 of cumulative convertible preferred stock, for total gross proceeds of $16,000,000. Costs related to the Financing totaled approximately $1,200,000, and consisted of private placement fees of $800,000, legal expenses of approximately $350,000 and other expenses of approximately $50,000. Warrants for the purchase of common stock were also issued as part of the Financing, as described herein. Covol received net cash proceeds of approximately $14,800,000, which will be used to retire maturing short-term debt and related accrued interest of approximately $4,900,000, for working capital uses and other general corporate purposes. So long as any debt or preferred stock issued in connection with this Financing is outstanding, the holders have the right, as a group, to elect one director to Covol's Board of Directors.

Convertible Secured Debt

The convertible debt has a five-year term and bears interest at a stated rate of 2.5% per annum on the $20,000,000 face amount, with interest payable semiannually on January 1 and July 1, beginning July 1, 1999. The debt is redeemable by Covol at any time prior to September 17, 2001 for an amount equal to the face amount of the debt. The debt is redeemable by Covol from September 18, 2001 and prior to March 17, 2002 for an amount equal to 109.85% of the face amount of the debt. The debt is convertible into common stock of Covol at the option of the noteholders at a discount to the market price at the time of conversion as described below. The debt is not convertible by the holder until after March 17, 2002 except upon the occurrence of an event of default. If converted, the number of shares into which the debt can be converted would be calculated based on a price per share of common stock equal to 33% of the then market price at the time of conversion, but not less than $6.67 per share nor more than $10.00 per share. Covol's present intent is to redeem the debt prior to March 17, 2002, assuming sufficient cash from operations or future equity or debt offerings is available.

Covol will be in default of the provisions of the debt agreement if certain events occur. These events include, but are not limited to, incurring one or more judgments in excess of $5,000,000, which judgments are not discharged, stayed or otherwise satisfied within 30 days of the judgments, and the failure to meet certain earnings targets. The earnings targets apply initially to the quarter ending December 31, 1999, and then to subsequent quarterly periods. Consolidated earnings before interest, taxes, depreciation and amortization, and certain other adjustments as defined in the note agreement, of $5,000,000 or more are required for the quarter ending December 31, 1999. In subsequent quarters, earnings targets increase incrementally up to $6,500,000 for the quarter ending December 31, 2001 and subsequent quarters. There are provisions for the carryover of earnings beyond these amounts to subsequent quarters, if necessary, subject to certain limitations. The debt is collateralized by license fees payable to Covol from the production and sale of synthetic fuel from four synthetic fuel facilities located in Virginia and West Virginia. The owner of these facilities has entered into licensing agreements to use Covol's technologies in return for a royalty based on the production and sale of synthetic fuel, subject to prescribed adjustments.

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

In the event of default, the interest rate on the debt increases immediately by 1% and increases automatically by 1% at the end of each succeeding 90-day period, to the extent permitted by law, until the event is cured. Depending on the nature of the event of default, in most instances, either 1) all unpaid principal and interest become immediately due and payable; or 2) the notes and accrued interest become immediately convertible into common stock and the conversion price is subject to adjustment, based on the market price of Covol's common stock and other factors, as provided for in the loan agreement.

Cumulative Convertible Preferred Stock

The preferred stock consists of 60,000 shares of a new series of preferred stock, Series D Cumulative Convertible Preferred Stock, with a liquidation value of $100 per share. This series of preferred stock is senior, with respect to dividend rights, payments upon liquidation, or redemption, to all other capital stock of Covol, including the other series of preferred stock which are outstanding or which may be issued in the future. Dividends accrue at a rate of 7% per annum whether or not declared or paid. At Covol's option, dividends can be paid in additional shares of preferred stock in lieu of cash. Dividends are payable quarterly beginning July 1, 1999. With the exception that holders of the preferred stock and debt vote as a group for one director, holders of the preferred stock have voting rights as to all matters voted on by the holders of common stock. The holders of the preferred stock are entitled to one vote for each share of common stock issuable upon conversion of the preferred stock.

The preferred stock is redeemable through March 17, 2002 at 125% of its liquidation value, subject to adjustment for changes in the value of Covol's common stock. The preferred stock is convertible at the option of the stockholders beginning June 15, 1999, up to a maximum of 20% of the outstanding shares of preferred stock. Each month thereafter, the amount of preferred stock that can be converted increases by 20% until October 13, 1999, at which time all of the preferred stock can be converted into common stock. On March 17, 2002, all outstanding preferred stock automatically converts to common stock. The number of shares of common stock into which the preferred stock is convertible is determined by multiplying the number of preferred shares by $100 and dividing by the lesser of $5.25 or 90% of the market value of Covol's common stock on the date of conversion.

Warrants

Warrants for the purchase of a total of approximately 1,300,000 shares of common stock were issued in connection with the Financing. The number of shares issuable upon exercise of the warrants is subject to certain antidilution provisions including but not limited to the issuance of common stock at prices below the market price of Covol's common stock. Warrants to purchase 400,000 shares of common stock are initially exercisable at prices of $5.00 per share for 200,000 shares and $10.00 per share for 200,000 shares, for the period of time beginning on March 17, 2002 through March 17, 2004, subject to adjustment upon the occurrence of certain events. Warrants to purchase approximately 900,000 shares of common stock are initially exercisable at prices ranging from $5.25 to $6.56 per share for the period of time beginning on September 13, 1999 through March 17, 2002, subject to adjustment upon the occurrence of certain events.

Registration Rights

The restricted common stock issuable pursuant to the conversion of the convertible secured debt and related interest, convertible preferred stock, preferred stock dividends, and exercise of approximately 971,000 warrant shares have been provided demand and piggyback registration rights. The remaining warrants have been provided piggyback registration rights.

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

Other Significant Obligations or Restrictions

Terms of the agreements entered into by Covol in connection with the Financing provide for limits and restrictions common to such financing arrangements, as well as certain specific limitations or restrictions, including, but not limited to prohibitions of the following:

o transactions with related parties having a value of $100,000 or more for a single transaction or $250,000 or more in the aggregate;
o increasing the size of the Board of Directors to greater than eight members;
o        selling a material portion of Covol's assets;
o issuance of stock options at less than fair market value at the date of grant;
o        any additional indebtedness in excess of $4,000,000;
o entering into a business combination through merger or any similar transaction;
o capital expenditures generally in excess of $300,000 in a fiscal year, except as specifically provided for in the agreements.

Covol is obligated to pay an additional financing fee of $100,000 on March 17, 2002. Covol is also obligated to file a registration statement on Form S-3 before June 17, 1999 and to use its best efforts to file a proxy statement on or before June 30, 1999 and to obtain the vote of its shareholders to approve the sale and issuance of common stock issuable upon 1) the conversion of the convertible debt, convertible preferred stock and related dividends; and 2) the exercise of warrants to purchase common stock. In no event is the approval of shareholders to occur later than March 31, 2000.


Item 7.           Exhibits

(c)      The following exhibits are included herein:

         3.1.6 Certificate of Designations, Number, Voting Powers, Preferences and Rights of the Series of the Preferred Stock of Covol Technologies, Inc. to be Designated Series D 7% Cumulative Convertible Preferred Stock
         4.4 Convertible Secured Note executed by Covol in favor of OZ Master Fund, Ltd. dated as of March 17, 1999 (filed as Exhibit
                 10.58.1 hereto)
         10.58 Securities Purchase Agreement between Covol Technologies, Inc. and OZ Master Fund, Ltd. dated as of March 17, 1999
         10.58.1 Convertible Secured Note executed by Covol in favor of OZ Master Fund, Ltd. dated as of March 17, 1999
         10.58.2 Registration Rights Agreement between Covol Technologies, Inc. and OZ Master Fund, Ltd. dated as of March 17, 1999
         10.58.3 Security Agreement between Covol Technologies, Inc. and OZ Master Fund, Ltd. dated as of March 17, 1999
         10.58.4 Series A Warrant in favor of OZ Master Fund, Ltd. dated March 17, 1999
         10.58.5 Series B Warrant in favor of OZ Master Fund, Ltd. dated March 17, 1999
         10.58.6 Series C Warrant in favor of OZ Master Fund, Ltd. dated March 17, 1999
         10.58.7 Series D Warrant in favor of OZ Master Fund, Ltd. dated March 17, 1999
         10.58.8 Series E Warrant in favor of Leeds Group dated March 17, 1999
         10.58.9 Series E Warrant in favor of Howard L. Schwartz dated March 17, 1999
        10.58.10 Series E Warrant in favor of Jack A. Schwebel dated March 17, 1999
        10.58.11 Series E Warrant in favor of Brent M. Lockwood dated March 17, 1999

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

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                           COVOL TECHNOLOGIES, INC.
                                           Registrant


Date: March 24, 1999                       /s/ Brent M. Cook
                                           -------------------------------------
                                           Brent M. Cook
                                           Chief Executive Officer and Principal
                                           Executive Officer


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